INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 7 to Registration
Statement No. 333-78269 of Oppenheimer Main Street Small Cap Fund on Form
N-1A of our report dated July 22, 2003, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the
Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
August 20, 2003